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                                                                    EXHIBIT 3.79

                          ARTICLES OF INCORPORATION

                                      OF

                              EMSA JOLIET, INC.

      The undersigned subscriber(s) to these Articles of Incorporation, a natural person(s) competent to contract, hereby form(s) a corporation under the laws of the State of Florida.

                                  ARTICLE I

                                     NAME

                    The name of this corporation shall be:

                              EMSA JOLIET, INC.

                                  ARTICLE II
                              NATURE OF BUSINESS

      The general nature of the business to be transacted by this corporation is:

      A. To engage in every phase and aspect of rendering-managing, staffing and consulting services to hospitals and medical facilities.

      B. To conduct business in, have one or more offices in and hold, mortgage, sell, convey, lease or otherwise dispose of real and personal property, including franchises, patents, copyrights, trademarks and licenses in the State of Florida and in all other states and countries.

      C. To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidences of indebtedness, and execute such mortgages, transfers or corporate property, or other instruments to secure the payment of corporate indebtedness as required.

      D. To purchase the corporate assets of any other corporation and engage in the same or other character of business.
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      E. To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the share of the capital stock of, or any bonds, securities, or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government, and while owner of such stock to exercise all the rights, powers, and privileges of ownership, including the right to vote such stock.

      F. To do everything necessary and proper for the accomplishment of any of the purposes or the attaining of any of the objectives or the furtherance of any of the purposes enumerated in these Articles of Incorporation or any amendment thereof to do everything necessary or incidental to the protection and benefit of the corporation, and in general, either alone or in association with other corporations, firms or individuals, to carry on any lawful pursuit necessary or the attainment of the objects or the furtherance of such purposes or objects of the corporation.

      G. To engage in any activity or business permitted under the laws of the United States and of the State of Florida.

      The foregoing paragraphs shall be construed as enumerating both objects and purposes of the corporation; and it is hereby expressly provided that the foregoing enumeration of specific purposes shall not be held to limit or restrict in any manner the purposes of the corporation otherwise permitted by law.

                                   ARTICLE III
                                  CAPITAL STOCK

      The corporation is authorized to issue 1,000 shares of par common stock at one dollar par value.



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                                  ARTICLE IV
                              PRE-EMPTIVE RIGHTS

      Every shareholder upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which is offered to others.

                                  ARTICLE V
                              TERMS OF EXISTENCE

      The corporation shall have perpetual existence, commencing on the date of filing of the Articles of Incorporation with the Department of State.

                                  ARTICLE VI
                     INITIAL REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of this corporation is 100 Northwest 70th Avenue, Plantation, Florida 33317 . The name of the initial registered agent of this corporation at this address is George W. McCleary, Jr.

                                 ARTICLE VII
                          INITIAL BOARD OF DIRECTORS

      The business of the corporation shall be managed by its board of directors. The corporation shall initially have one director. The number of directors may be either increased or decreased from time to time by the by-laws but shall never be less than one. The name and address of the initial director of this corporation is: J. CLIFFORD FINDEISS, 100 Northwest 70th Avenue, Plantation, Florida 33317.


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                                 ARTICLE VIII
                                  SUBSCRIBER

      The name and address of the person signing these Articles of Incorporation as subscriber is: EMSA LIMITED PARTNERSHIP, 100 Northwest 70th Avenue, Plantation, Florida 33317.

                                  ARTICLE IX
                             VOTING FOR DIRECTORS

      The board of directors shall be elected by the shareholders of the corporation at such times and in such manner as provided by the by-laws of the corporation.

                                  ARTICLE X
                             REMOVAL OF DIRECTORS

      Any directors of the corporation may be removed at any annual or special meeting of the stockholders by the same vote as that required to elect a director.

                                  ARTICLE XI
                                  CONTRACTS

      No contract or other transaction between the corporation and any other corporation shall be affected by the fact that any director of the corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of the corporation or in which the corporation is interested; and no contract or other transaction of the corporation with any person, firm or corporation shall be affected by the fact that any director of the corporation is a party in any way connected with such person, firm or corporation, and every person who may become a director


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of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested provided disclosure of the interest in and/or position with such other corporation is made and/or known by the other directors.

                                 ARTICLE XII
                         ADDITIONAL CORPORATE POWERS

      In furtherance and not in the limitation of the general powers conferred by the laws of the State of Florida and of the purposes and objects hereinabove stated, the corporation shall have all the following powers:

      A. To enter into, or become a partner in, any arrangement for sharing profits, union of interest or corporation, joint venture, or otherwise, with any person, firm or corporation for the purpose of carrying on any business which the corporation has the direct or incidental authority to pursue.

      B. At its option, to purchase and acquire any or all of its stock owned and held by any such stockholder as should desire to sell, transfer or other dispose of his stock in accordance with the by-laws adopted by the stockholders of the corporation setting forth the terms and conditions of such purchase; provided, however, the capital of the corporation is not impaired

      C. At its option, to purchase and acquire the stock owned and held by any stockholder who dies, in accordance with the bylaws adopted by the stockholders of the corporation setting forth the terms and conditions of such purchase; provided, however, the capital of the corporation is not impaired.


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      D. To enter into, for the benefit of its employees, one or more of the following: (i) a pension plan, (ii) a profit sharing plan, (iii) a stock bonus plan, (iv) a thrift and savings plan, (v) a restricted stock option plan, (vi) other retirement or incentive compensation plans.

                                 ARTICLE XIII
                                  AMENDMENT

      These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the board of directors, proposed by them to the stockholders, and approved at a stockholders meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

                                 ARTICLE XIV
                             ADOPTION OF BY-LAWS

      The power to alter, amend, or repeal the by-laws or to adopt new by-laws shall be vested in the board or directors; provided, however, that any by-laws or amendment thereto as adopted by the board of directors may be altered, amended or repealed by a vote of the shareholders entitled to vote for the election of directors, or a new by-law in lieu thereof may be adopted by vote of such shareholders.


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                                  ARTICLE XV
                       BY-LAWS AND CORPORATE MANAGEMENT

      The corporation may in its by-laws make any other provisions or requirements for the management or conduct of the business of the corporation, provided the same is not inconsistent with the provisions of this certificate, or contrary to the laws of Florida or of the United States.

      IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation on December 1, 1988.

                                    /s/ George W. Cleary
                                    ______________________________
                                    GEORGE W. CLEARY, JR.

STATE OF FLORIDA
COUNTY OF BROWARD

      The foregoing instrument was acknowledged before me on December 1, 1988 by George W. McCleary, Jr.

                                    /s/ Mary Ann D'Amato
                                    ______________________________
                                    Notary Public


My commission expires  January 8, 1982


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